UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2013

Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)Material Compensatory Plan, Contract or Arrangement.
Dr. Sperling Retirement Arrangements. On January 14, 2013, the Board of Directors of Apollo Group, Inc. (the “Company”) approved a post-retirement benefit package for Dr. John G. Sperling in connection with his retirement as Executive Chairman of the Board and member of the Board of Directors on December 31, 2012.
Dr. Sperling will be paid a special retirement bonus in the amount of $5.0 million in recognition of his many years of service with the Company and the important contributions he has made as leader and visionary. The payment will be made in January 2013. Dr. Sperling will also receive reimbursement of the reasonable out-of-pocket costs he incurs over his lifetime to obtain continued medical and dental care coverage under the Company’s self-insured employee group health plan, whether pursuant to his COBRA rights or otherwise, but subject to applicable laws and regulations now or hereafter governing such reimbursement arrangements. Dr. Sperling will also be transferred ownership of the two company vehicles he used during his period of service as Executive Chairman.
No adjustments were made to the terms of Dr. Sperling’s existing equity awards from the Company. Accordingly, his vested equity awards remain outstanding in accordance with their terms, including the satisfaction of any remaining performance goals, but all unvested awards held by Dr. Sperling terminated upon his retirement.
Pursuant to the terms of his pre-existing December 31, 2008 amended and restated deferred compensation agreement that was originally executed in December 1993, Dr. Sperling is also entitled to a lifetime annuity in the monthly dollar amount of $70,833.33, commencing as of January 1, 2013. However, by reason of the required six-month hold-back under applicable tax laws, a portion of the monthly annuity otherwise payable for the first six months will not be paid until July 1, 2013.
Dr. Sperling became Chairman Emeritus effective upon his retirement on December 31, 2012. In that capacity, he has the right to attend all Board meetings but does not receive any compensation for such attendance. However, he will be reimbursed for certain pre-approved business travel expenses incurred to attend Board meetings held outside the State of Arizona and other pre-approved business travel.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GROUP, INC.

January 17, 2013	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer